UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TEKTRONIX, INC.

(Exact name of registrant as specified in its charter)

Oregon	93-09343990
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

14200 SW Karl Braun Drive, Beaverton, Oregon	97077
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:   Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

Series B No Par Preferred	New York Stock Exchange
Purchase Rights

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant’s Securities to be Registered

Tektronix, Inc. (the “Company”) entered into a First Amendment to Rights Agreement, dated as of October 14, 2007 (the “Rights Amendment”), with Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) to amend the Rights Agreement dated as of June 21, 2000 (the “Rights Agreement”). The Rights Amendment renders the preferred stock purchase rights (the “Rights”) inapplicable to the Offer, the Merger and the other transactions contemplated by the Agreement and Plan of Merger, dated as of October 14, 2007, by and among Danaher Corporation, Raven Acquisition Corp. and the Company (the “Merger Agreement”) and provides for expiration of the Rights immediately prior to the effective time of the Merger. The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment, a copy of which is filed herewith as Exhibit 1 and incorporated herein by this reference. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

Item 2.       Exhibits

Exhibit Number	Exhibit Title
1

First Amendment to Rights Agreement, dated as of October 14, 2007, between Tektronix, Inc. and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated and filed October 15, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TEKTRONIX, INC.

	By:	/s/ James F. Dalton
	Name:	James F. Dalton
	Title:	Senior Vice President, Corporate
Development, General Counsel, and
Secretary

Dated: October 17, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1

First Amendment to Rights Agreement, dated as of October 14, 2007, between Tektronix, Inc. and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated and filed October 15, 2007).